Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 29, 2005 relating to the financial statements of Baidu.com, Inc., which appears in Baidu.com, Inc.’s prospectus dated August 4, 2005.

/s/ Ernst & Young

Hong Kong

November 2, 2005

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